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                                                                EXHIBIT 10.187


                                 LEASE AGREEMENT
                                    (TAYLOR)

         THIS LEASE AGREEMENT ("Lease") dated as of the 18th day of July, 1997, by and between CCA PRISON REALTY TRUST, a Maryland real estate investment trust ("Landlord") and CORRECTIONS CORPORATION OF AMERICA, a Tennessee corporation ("Tenant").

                                    RECITALS

         WHEREAS, Tenant (or one of Tenant's affiliates) has concurrently conveyed to Landlord the property described in Exhibit A hereto, and Landlord and Tenant desire that Landlord lease such property back to Tenant; and

         WHEREAS, Landlord and Tenant have entered into a Master Agreement to Lease of even date herewith (the "Master Agreement") which sets forth certain agreements of the parties with respect to the lease of various properties including the property that is the subject of this Lease;

         NOW, THEREFORE, in consideration of the premises and of their respective agreements and undertakings herein, Landlord and Tenant agree as follows:

                                    ARTICLE I
                                PREMISES AND TERM

         1.1 Leased Property. Landlord hereby leases to Tenant and Tenant leases from Landlord the Land located in the City of Taylor, Williamson County, State of Texas, described in Exhibit A hereto, and all Improvements, Fixtures, and Personal Property thereon or thereto (each as defined in the Master Agreement, and, together with said Land, the "Leased Property"); such Leased Property collectively known and described at the date hereof as the T. Don Hutto Correctional Center;

         SUBJECT, HOWEVER, to the lien of the mortgage debt described in Exhibit B hereto, if any, and to all easements, liens, encumbrances, restrictions, agreements, and other title matters existing as of the date hereof and listed in Exhibit C hereto (collectively the "Permitted Exceptions").

         1.2 Term. The initial term (the "Fixed Term") of the Lease shall be for a fixed term of twelve (12) years commencing on July 18, 1997 (the "Commencement Date") and expiring on July 17, 2009 (the "Expiration Date"). The Term of this Lease may be renewed on the mutual agreement of Landlord and Tenant as follows:
(i) provided that Tenant gives Landlord notice on or before the date which is six (6) months prior to the Expiration Date, upon the mutual agreement of Landlord and Tenant, the Lease shall be renewed for one (1) additional five (5) year term (the "Extended Term") on the same terms and provisions (other than with respect to renewal) as the Fixed Term, as set forth in the Lease; (ii) provided that Tenant gives Landlord notice on or before the date which is six
(6) months prior to the expiration of the Extended Term, upon the mutual agreement of Landlord and Tenant, the Lease shall be renewed for one (1) additional five (5) year term (the "Second Extended Term") on the same terms and provisions (other than with respect to renewal) as



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the Fixed Term, as set forth in the Lease; and (iii) provided that Tenant gives
Landlord notice on or before the date which is six (6) months prior to the expiration of the Second Extended Term, upon the mutual agreement of Landlord and Tenant, the Lease shall be renewed for one (1) additional five (5) year term (the "Third Extended Term") on the same terms and provisions (other than with respect to renewal) as the Fixed Term, as set forth in the Lease. Tenant's right to so extend the Term of the Lease is conditioned on Landlord's prior approval of the Extended Term, Second Extended Term, or Third Extended Term, as the case may be. The term "Term" used in this Agreement means the Fixed Term, Extended Term, Second Extended Term and Third Extended Term, as appropriate. The term "Lease Year" means each twelve (12) month period during the Term commencing on January 1 and ending on December 31, except the first Lease Year of each Lease shall be the period from the Commencement Date through the following December 31, and the last Lease Year shall end on the date of termination of the Lease if a day other than December 31. Landlord may terminate this Lease prior to the expiration of the Term hereof, at any time following the date which is five (5) years from the date hereof, upon written notice to Tenant not less than eighteen
(18) months prior to the effective date of such termination.

                                   ARTICLE II
                                      RENT

         2.1 Base Rent. Tenant shall pay Landlord Base Rent for the Term in advance in consecutive monthly installments payable on the first day of each month during the Term, the Extended Term, Second Extended Term and the Third Extended Term, commencing on the Commencement Date, in accordance with the Base Rent Schedule attached hereto as Exhibit D. If the Commencement Date or the Expiration Date shall be other than on the first day of a calendar month, the initial (or final, as appropriate) monthly installment of Base Rent payable pursuant to the Lease shall be prorated for the number of days until, in the case of the initial monthly installment, the first day of the calendar month following the Commencement Date and, in the case of the final monthly installment, the Expiration Date.

         2.2 Additional Rent. The Base Rent shall be subject to such increases over the Term as determined pursuant to Section 2.02 of the Master Agreement.

         2.3 Other Additional Rent. Tenant shall also pay all Other Additional Rent with respect to the Leased Property, as set forth in the Master Agreement.

                                   ARTICLE III
                           OTHER TERMS AND CONDITIONS

         3.1 Master Agreement Incorporated Herein. All provisions of the Master Agreement (except any provisions expressly therein not to be a part of an individual lease of leased property) are hereby incorporated in and are a part of this Lease of the Leased Property.

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         3.2 Recordation. At the request of Landlord or Tenant, a short form memorandum of this Lease may be recorded in the real estate records of any county which Landlord or Tenant deems appropriate in order to provide legal notice of the existence hereof.

         IN WITNESS WHEREOF, the Landlord and the Tenant have executed this Lease or caused the same to be executed by their respective duly authorized officers as of the date first set forth above.

                                              CCA PRISON REALTY TRUST

                                              By: /s/ Michael W. Devlin
                                                 -------------------------------
                                              Title: Chief Development Officer
                                                    ----------------------------
                                              CORRECTIONS CORPORATION OF AMERICA

                                              By: /s/ Doctor R. Crants
                                                 -------------------------------
                                              Title: Chief Executive Officer
                                                    ----------------------------

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                                    EXHIBIT A

                      Legal Description of Leased Property

                          Metes and Bounds Description
                                  64.513 Acres
                          Wm. R. Williams Survey, A-665
                          James C. Eaves Survey, A-214
                            Williamson County, Texas

Being a tract containing 64.513 acres of land situated in the Wm. R. Williams Survey, Abstract No. 665 and the James C. Eaves Survey, Abstract No. 214 in the City of Taylor, Williamson County, Texas and being all of a called 64.537 acre parcel described in deed to Corrections Corporation of America recorded in Document Number 9639935 of the Official Records Williamson County, Texas (O.R.W.C.T.). Said 64.513 acre tract being more particularly described by metes and bounds with all bearings referenced to the aforementioned deed of record:

BEGINNING at a 1/2-inch iron rod found in a south right-of-way line of Welch Street being the northwest corner of said Tract 1 and the northeast corner of a called 16.16 acre tract described in deed to Our Lady of Gaudalupe Church recorded in Volume 1482, page 866 of said O.R.W.C.T.;

THENCE, North 87 degrees 11 minutes 00 seconds East, along said Welch Street right-of-way line, a distance of 1,623.43 feet to a 1/2-iron rod found in the west right-of-way line of Park Street (60.00 feet wide) per the plat of Doak's Addition to the Town of Taylor, a subdivision of record in Volume 56, page 483 of the Williamson County Deed Records (W.C.D.R.) and being the northeast corner of said Tract 1;

THENCE, South 05 degrees 17 minutes 10 seconds East, departing said Welch Street and along said Park Street right-of-way line, a distance of 1,708.31 feet to a 1/2-inch iron rod found for the northeast corner of a called 9.0 acre tract described in deed to Mary Rundell and J. Sorenson recorded in Volume 270, page 54 of the Williamson County Probate Records and being the southeast corner of said Tract 1;

THENCE, South 85 degrees 12 minutes 10 seconds West (called South 85 degrees 11 minutes 13 seconds West), departing said Park Street and along the north line of said 9.00 acre tract and along the north line of a called 31.60 acre tract described as Sixth Tract in deed to Wilhemie Sorenson recorded in Volume 1967, page 117 of said O.R.W.C.T, a distance of 1,618.76 feet (called 1,618.44 feet) to a 1/2-inch iron rod found for an interior corner of said 31.60 acre tract and being the southwest corner of said Tract 1;

THENCE, North 04 degrees 48 minutes 00 seconds West (called North 04 degrees 55 minutes 32 seconds West), along the most northerly easterly line of said 31.60 acre tract, at a distance of 305.77 feet pass a found 3/4-inch iron rod, 0.12 feet left and continuing for a total distance of 355.87 feet



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(called 306.32 feet) to a 1/2-inch iron rod found for the most northerly corner of said 31.60 acre tract and being the southeast corner of the aforementioned
16.16 acre tract;

THENCE, North 05 degrees 32 minutes 24 seconds West (called North 05 degrees 30 minutes 03 seconds West), along the easterly line of said 16.16 acre tract, a distance of 1,408.61 feet (called 1,458.59 feet) to the POINT OF BEGINNING and containing a computed area of 64.513 acres of land, more or less.

Prepared by:
SURVCON INC.
400 West 15th, Suite 500
Austin, Texas 78701
Job No. 4775-01
April 1997
Revised: June 1997

                                                T. Don Hutto Correctional Center
                                                Taylor, Williamson County, Texas



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                                    EXHIBIT B

                                  Mortgage Debt

                   Property: T. Don Hutto Correctional Center

This property is subject to the following Mortgage Debt:

            That certain deed of trust of First Union National Bank of Tennessee, as Administrative Agent, dated July 18, 1997.

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                                    EXHIBIT C

                              Permitted Exceptions

                   Property: T. Don Hutto Correctional Center

1. Standby fees, taxes and assessments by any taxing authority for the year 1997, and subsequent years.

2. An easement dated February 28, 1928, granted to Texas Power & Light Company of Dallas, Texas by Nellie G. Bowers, individually and as executrix of the Estate of A. L. Bowers, Deceased, et al., recorded in Volume 235, page 534, Deed Records, Williamson County, Texas.

3. An undivided 1/8th interest in all oil, gas and other minerals on, in, under or that may be produced from the subject property as set forth in instrument recorded in Volume 238, Page 363, Deed Records, Williamson County, Texas.

4. An undivided 1/8th interest of all oil, gas and other minerals on, in, under or that may be produced from the subject property as set forth in instrument recorded in Volume 299, Page 572, Deed Records, Williamson County, Texas.

5. An undivided 1/2 interest in all oil, gas and other minerals on, in, under or that may be produced from the subject property as set forth in instrument recorded in Volume 544, Page 97, Deed Records, Williamson County, Texas.

6. An undivided 1/6 interest in all oil, gas and other minerals on, in, under or that may be produced from the subject property as set forth in instrument recorded in Volume 544, Page 99, Deed Records, Williamson County, Texas.

7. An undivided 1/2 interest in all oil, gas and other minerals on, in, under or that may be produced from the subject property as set forth in instrument recorded in Volume 1088, Page 309, Official Records, Williamson County, Texas.

8. An undivided 1/2 interest in all oil, gas and other minerals on, in, under or that may be produced from the subject property as set forth in instrument recorded in Volume 1133, Page 880, Official Records, Williamson County, Texas.

9. All matters shown on the ALTA/ACSM Land Title Survey, dated April 17, 1997, as revised June 24, 1997, prepared by Arthur W. Girts, Jr., R.P.L.S. No. 4741, Survcon Inc., 400 W. 15th, Suite 500, Austin, Texas 78701, Job #4775-01.



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                                    EXHIBIT D

                               Base Rent Schedule

                   Property: T. Don Hutto Correctional Center

         Tenant will pay to Landlord annual Base Rent of $2,541,000.00, payable in equal monthly installments of $211,750.00.

         Base Rent for the Extended Term, Second Extended Term and Third Extended Term shall be equal to the fair market rental value of the Leased Property as of the respective commencement dates thereof.